Exhibit 99.1
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Description of the Transaction
     On January 28, 2010, we completed the acquisition of i2 Technologies, Inc. (“i2”) for approximately $599.8 million, which includes cash consideration of approximately $431.8 million and the issuance of approximately 6.2 million shares of our common stock with an acquisition date fair value of approximately $168.0 million, or $26.88 per share, determined on the basis of the closing market price of our common stock on the date of acquisition (the “Merger”).
     Under the terms of the Merger Agreement, each issued and outstanding share of i2 common stock was converted into the right to receive $12.70 in cash and 0.2562 of a share of JDA common stock (the “Merger Consideration”). Holders of i2 common stock did not receive any fractional JDA shares in the Merger. Instead, the total number of shares that each holder of i2 common stock received in the Merger was rounded down to the nearest whole number, and JDA paid cash for any resulting fractional share determined by multiplying the fraction by $26.65, which represents the average closing price of JDA common stock on Nasdaq for the five consecutive trading days ending three days prior to the effective date of the Merger.
     Each outstanding option to acquire i2 common stock was canceled and terminated at the effective time of the Merger and converted into the right to receive the Merger Consideration with respect to the number of shares of i2 common stock that would have been issuable upon a net exercise of such option, assuming the market value of the i2 common stock at the time of such exercise was equal to the value of the Merger Consideration as of the close of trading on the day immediately prior to the effective date of the Merger. Any outstanding option with a per share exercise price that was greater than or equal to such amount was cancelled and terminated and no payment was made with respect thereto. In addition, each i2 restricted stock unit award outstanding immediately prior to the effective time of the Merger was fully vested and cancelled, and each holder of such awards became entitled to receive the Merger Consideration for each share of i2 common stock into which the vested portion of the awards would otherwise have been convertible. Each i2 restricted stock award was vested immediately prior to the effective time of the Merger and was entitled to receive the Merger Consideration.
     Each outstanding share of i2’s Series B Preferred Stock was converted into the right to receive $1,100 per share in cash, which is equal to the stated change of control liquidation value of each such share plus all accrued and unpaid dividends thereon through the effective date of the Merger.
     At the effective time of the Merger, each outstanding warrant to purchase shares of i2’s common stock ceased to represent a right to acquire i2’s common stock and was assumed by JDA and converted into a warrant with the right to receive upon exercise, the Merger Consideration that would have been received as a holder of i2 common stock if such i2 warrant had been exercised prior to the Merger. In total, 420,237 warrants to purchase i2 common stock at an exercise price of $15.4675 were assumed and converted into the right to receive the Merger Consideration upon exercise, including 107,663 shares of JDA common stock.
     The Merger is being accounted for using the acquisition method of accounting, with JDA identified as the acquirer, and the operating results of i2 have been included in our consolidated financial statements from the date of acquisition. Under the acquisition method of accounting, all assets acquired and liabilities assumed will be recorded at their respective acquisition-date fair values. We initially recorded $66.0 million of goodwill during the three months ended March 31, 2010 and made subsequent adjustments of $3.5 million during the three months ended June 30, 2010 to reduce the goodwill balance to $62.5 million. We have allocated all goodwill recorded in the i2 acquisition to our Supply Chain reportable business segment. None of the goodwill recorded in the i2 acquisition is deductible for tax purposes. In addition, through June 30, 2010 we have recorded $113.2 million in other intangible assets, including $74.6 million for customer-based intangibles (maintenance relationships and future technological enhancements, service relationships and a covenant not-to-compete), $24.3 million for technology-based intangibles consisting of developed technology and $14.3 million for marketing-based intangibles consisting of trademark and trade names. The estimated weighted average amortization period for all intangible assets acquired in this transaction that are subject to amortization is approximately six years.
     The purchase price allocation has not been finalized. The preliminary allocation of the purchase price as of June 30, 2010 is based on the best estimates of management and is subject to revision as the final fair values of, and allocated purchase price to, the acquired assets and assumed liabilities in the acquisition of i2 are completed over the remainder of 2010. We currently anticipate that additional adjustments may still be made to the fair value of acquired deferred revenue balances, tax-related accounts, amortization of intangible assets and the residual amount allocated to goodwill.

     The following table summarizes our preliminary estimate through June 30, 2010 of the fair values of the assets acquired and liabilities assumed at the date of acquisition.

			Weighted Average
		Useful Life	Amortization Period
Cash	$218,348
Trade accounts receivable acquired	33,419
Other current assets acquired	48,689
Property and equipment acquired	3,115
Customer-based intangibles	74,600	1 to 7 years	6 years
Technology-based intangibles	24,300	7 years	7 years
Marketing-based intangibles	14,300	5 years	5 years
Long-term deferred tax assets acquired	221,060
Other non-current assets	3,925

Total assets acquired	641,756
Goodwill	62,538

Total assets acquired	704,294

Deferred revenue assumed	(59,095)
Other current liabilities assumed	(44,251)
Other non-current liabilities assumed	(1,194)

Total liabilities assumed	(104,540)

Net assets acquired from i2 Technologies, Inc.	$599,754

     As of the date of the acquisition, the gross contractual amount of trade accounts receivable acquired were $36.3 million, of which approximately $2.8 million is expected to be uncollectable.
     Contingent liabilities were recorded in purchase accounting for certain assumed customer and labor disputes in the amounts of $7.7 million and $268,000, respectively. The potential undiscounted amount of all future payments that we could be required to make to settle the customer and labor disputes is estimated to range between approximately $5.2 million and $242.0 million and $73,000 and $1.2 million, respectively.
Basis of Pro Forma Presentation
     The unaudited pro forma condensed combined statement of income for the year ended December 31, 2009 combines the historical JDA consolidated statement of income for the year ended December 31, 2009 with the historical i2 consolidated statement of operations for the year ended December 31, 2009 giving effect to the merger as if it had occurred on January 1, 2009. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2010 combines the historical JDA consolidated statement of operations for the six months ended June 30, 2010 with the i2’s internal consolidated statement of operations for the month of January 2010, giving effect to the Merger as if it had occurred on January 1, 2009.
     The unaudited pro forma condensed combined financial information provided herein does not purport to represent the results of operations or financial position of JDA that would have actually resulted had the Merger been completed as of the dates indicated, nor should the information be taken as indicative of the future results of operations or financial position of the combined company. The unaudited pro forma condensed combined financial statements do not reflect the impacts of any potential operational efficiencies, cost savings or economies of scale that JDA may achieve with respect to the combined operations of JDA and i2.
     The unaudited pro forma condensed combined pro forma financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of JDA and i2 that appear elsewhere herein.

JDA SOFTWARE GROUP, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2009
(in thousands, except per share data)

	Historical				Pro Forma
Description	JDA	i2	Reclassification		Adjustments		Pro Forma
Revenues:
Software licenses	88,786		31,766	(1)			$120,552
Software solutions	0	55,093	(55,093	)(1)			0
Subscriptions and othe recurring revenues		0	23,327	(1)			23,327
Maintenance services	179,336	73,134					252,470

Product Revenues	268,122	128,227	0		0		396,349

Consulting services	107,618	94,583					202,201
Reimbursed expenses	10,060	0					10,060

Service Revenues	117,678	94,583	0		0		212,261

Total Revenues	385,800	222,810	0		0		608,610

Cost of Revenues:
Cost of software licenses and subscriptions	3,241		9,564	(1)			12,805
Cost of software solutions	0	9,564	(9,564	)(1)			0
Amortization of acquired software technology	3,920	0			3,471	(3)	7,391
Cost of maintenance services	43,165	8,929					52,094

Cost of Product Revenues	50,326	18,493	0		3,471		72,290

Cost of consulting services	85,285	59,973					145,258
Reimbursed expenses	10,060	0					10,060

Cost of Service Revenues	95,345	59,973	0		0		155,318

Total Cost of Revenues	145,671	78,466	0		3,471		227,608

Gross Profit	240,129	144,344	0		(3,471)		381,002

Operating Expenses:
Product development	51,318	26,629					77,947
Sales and marketing	66,001	36,962					102,963
General and administrative	47,664	41,000					88,664
Amortization of intangibles	23,633	25			17,435	(3)	41,093
Restructuring charges and adjustments to reserves	6,865	2,975					9,840
Acquisition-related costs	4,768	0					4,768
Intellectual property settlement, net	0	935					935

Total Operating Expense	200,249	108,526	0		17,435		326,210

Operating Income (Loss)	39,880	35,818	0		(20,906)		54,792
Interest expense and amortization of loan fees	(2,712)	(899)			(22,438	)(2),(5)	(26,049)
Finance costs on abandoned acquisition	767	0					767
Foreign currency hedge and transaction gain (loss), net	0	(1,755)	677	(1)			(1,078)
Loss on extinguishment of debt	0	(892)					(892)
Interest income and other, net	1,253	325	(967	)(1)	(611	)(4)	0
Other income (expense), net	0	(1,142)	290	(1)			(852)

Income (Loss) Before Income Taxes	39,188	31,455	0		(43,955)		26,688
Income tax (provision) benefit	(12,849)	147			15,384	(7)	2,682

Net Income	26,339	31,602	0		(28,571)		29,370
Consideration paid in excess of carrying value of the repurchase of redeemable preferred stock	(8,593)	0					(8,593)
Preferred stock dividends and accretion of discount		(3,215)			3,215	(6)	0

Income Applicable to Common Shareholders	17,746	28,387	0		(25,356)		20,777

Earnings Per Share Applicable to Common Shareholders:
Basic earnings per share	$0.51	$1.05					$0.50

Diluted earnings per share	$0.50	$1.03					$0.50

Shares Used to Compute Earnings Per Share:
Basic earning per share	34,936	27,128			6,249	(8)	41,185
Diluted earnings per share	35,258	27,526			6,249		41,507

See accompanying notes to unaudited pro forma condensed combined financial statements

JDA SOFTWARE GROUP, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2010
(in thousands, except per share data)

	Historical
					Pro Forma
Description	JDA	i2	Reclassification		Adjustments		Pro Forma
Revenues:
Software licenses	56,589		2,029	(1)			58,618
Software solutions		3,450	(3,450	)(1)			0
Subscription services	10,093	0	1,421				11,514
Maintenance services	117,654	5,416					123,070

Product Revenues	184,336	8,866	0				193,202

Consulting services	98,257	6,160					104,417
Reimbursed expenses	7,411	0					7,411

Service Revenues	105,668	6,160	0		0		111,828

Total Revenues	290,004	15,026	0		0		305,030

Cost of Revenues:
Cost of software licenses and subscriptions	1,917	0	(396	)(1)			1,521
Cost of software solutions		(396)	396	(1)			0
Amortization of acquired software technology	3,379	0			289	(3)	3,668
Cost of maintenance services	26,260	873					27,133

Cost of Product Revenues	31,556	477	0		289		32,322

Cost of consulting services	76,011	5,651					81,662

Reimbursed expenses	7,411	0					7,411

Cost of Service Revenues	83,422	5,651	0		0		89,073

Total Cost of Revenues	114,978	6,128	0		289		121,395

Gross Profit	175,026	8,898	0		(289)		183,635

Operating Expenses:
Product development	36,758	4,025					40,783
Sales and marketing	45,572	6,140					51,712
General and administrative	37,498	7,121					44,619
Amortization of intangibles	18,481	0			1,455	(3)	19,936
Restructuring charges and adjustments to reserves	12,306	0					12,306
Acqusition-related costs	7,608	0					7,608

Total Operating Expense	158,223	17,286	0		1,455		176,964

Operating Income (Loss)	16,803	(8,388)	0		(1,744)		6,671
Interest expense and amortization of loan fees	(12,268)	0					(12,268)
Foreign currency hedge and transaction gain (loss), net	0	(184)	961	(1)			777
Loss on extinguishment of debt	0	0					0
Interest income (loss)	481	3	(1,084	)(1)	(59	)(4)	(659)
Other income (expense), net	0	(4,455)	123	(1)			(4,332)
Income (Loss) Before Income Taxes	5,016	(13,024)	0		(1,803)		(9,811)

Income tax provision (benefit)	1,418	223			(631	)(7)	1,010

Net Income (Loss)	3,598	(13,247)	0		(1,172)		(10,821)

Earnings Per Share Applicable to Common Shareholders:
Basic earnings per share	$0.09						($0.26)
Diluted earnings per share	$0.09						($0.26)

Shares Used to Compute Earnings Per Share:
Basic earning per share	40,514				932	(8)	41,446

Diluted earnings per share	41,151				295		41,446

See accompanying notes to unaudited pro forma condensed combined financial statements

JDA SOFTWARE GROUP, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(in thousands, except per share data and as otherwise noted)
Unaudited Pro Forma Condensed Combined Statements of Income
(1)	Entry records certain reclassifications to conform the JDA and i2 presentations.

(2)	Entry records the increase in interest expense and amortization of loan fees arising from the amortization of underwriter fees, original issue discount (“OID”) and other loan origination fees on the issuance of $275 million in five-year, 8.0% senior notes in order to finance the transaction. The pro forma assumes straight-line amortization of the placement fees and other loan origination fees over an estimated five-year term. The pro forma assumes amortization of the OID over an estimated five-year term using the effective interest method. These calculations only apply to the year ended December 31, 2009 as the historical financial statements for the six months ended June 30, 2010 already reflect six months of related amortization.

	Year	Six Months
	Ended	Ended
	12-31-09	6-30-10
Amortization of underwriter fees	$1,100	$—
Amortization of OID	479	—
Amortization of other loan origination fees	313	—

	$1,892	$—

Less amounts recorded in the JDA historical financial statements	(110)

	$1,782

(3)	Entry eliminates i2 historical amortization expense and records the increase in amortization expense arising from the purchase accounting adjustments as follows:

		Year	Six Months
	Amortization	Ended	Ended
	Period	12-31-09	6-30-10
Technology-based intangibles	7 Years	$3,471	$1,736
Less amounts recorded in the JDA historical financial statements		—	(1,447)
Less amounts recorded in the i2 historical financial statements		—	—

		$3,471	$289

Customer-based intangibles	1 -7 Years	$14,600	$7,300
Marketing-based intangibles	5 Years	2,860	1,430

		17,460	8,730
Less amounts recorded in the JDA historical financial statements		—	(7,275)
Less amounts recorded in the i2historical financial statements		(25)	—

		$17,435	$1,455

(4)	The pro forma adjustment for the year ended December 31, 2009 and the six months ended June 30, 2010 assumes that all interest income would be eliminated as the remaining cash balances would be used for operating purposes and would not be available for investment.

	Year	Six Months
	Ended	Ended
	12-31-09	6-30-10

JDA — historical interest income	286	56
i2 — historical interest income	325	3

	611	59

Less interest income on combined cash balances used to fund cash obligations of the Merger	(611)	(59)

	$—	$—

(5)	Entry records interest expense on the senior notes used to effect the Merger as of January 1, 2009 and 2010. These calculations only apply to the year ended December 31, 2009 as the historical financial statements for the six months ended June 30, 2010 already reflect this interest.

	Year	Six Months
	Ended	Ended
	12-31-09	6-30-10
Interest expense on $275 million of senior notes calculated at an interest rate of 8.0%	$22,000	$—

Less amounts recorded in the JDA historical financial statements	(1,344)

	$20,656

(6)	Entry eliminates i2’s historical preferred stock dividend and related accretion of discount on their Series B convertible preferred stock.

(7)	Entry records an incremental income tax (provision) benefit on the pro forma adjustments at the statutory rate of 35% for the year ended December 31, 2009 and the six months ended June 30, 2010.

(8)	Adjusts the shares used to compute earnings per share applicable to common shareholders to include 6,249,213 JDA common shares issued as share consideration to i2 common equity holders. The shares were issued on January 28, 2010; accordingly, the historical weighted average shares for the six months ended June 30, 2010 already includes approximately 5/6 of the shares issued in connection with the acquisition. The adjustment for the six months ended June 30, 2010 basic earnings per share calculation includes the remaining 1/6 of the shares issued in connection with the acquisition or approximately 932,203 shares. Because there is a pro-forma loss for the six months ended June 30, 2010, the adjustment for the diluted earnings per share calculation eliminates 637,000 common stock equivalent shares.